[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchased in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Corporation Subject to Rule 10f-3 Under the Investment Company Act of 1940
ALLIANCE VARIABLE PRODUCT HIGH YIELD

10f-3 TRANSACTIONS FOR THE PERIOD MARCH 1, 1998 THROUGH MAY 31, 1998
                                                                         Total   % of
                                                              Shares     Shares  Issue                           Shares
                          Date     Shares   % of FundPrice perPurchased bIssued  PurchasedPurchased              Held
Security                  PurchasedPurchasedAssets   Share    Fund Group (000)   By Group From                   05/31/98
**NTL INC.                03/06/98 150,000  0.00%    $61.724  49,000,000 1,300,003.77%    Morgan Stanley         0
**Doe Run Resources       03/06/98 100,000  0.00%    $100.000 35,000,000 200,000 17.50%   BT Alex Brown          0
**Trans Resources         03/11/98 100,000  0.00%    $100.000 22,900,000 100,000 22.90%   Chase                  0
**Big City Radio          03/12/98 100,000  0.00%    $72.055  24,000,000 174,000 13.79%   Chase                  0
**LNR Property Corp       03/19/98 300,000  0.00%    $99.548  20,000,000 200,000 10.00%   BT Securities          300,000
**Prime Med. SVC          03/24/98 300,000  0.00%    $99.500  5,000,000  100,000 5.00%    Montgomery             0
**Diamong Triumph Auto Gla03/25/98 300,000  0.00%    $100.000 5,000,000  100,000 5.00%    First Union            0
**Gothic Production       04/21/98 300,000  0.00%    $100.000 14,000,000 235,000 5.96%    CIBC                   300,000
**Grove Worldwide LLC     04/22/98 300,000  0.00%    $100.000 7,000,000  225,000 3.11%    Banc Boston            0
TBS Shipping              04/29/98 300,000  0.00%    $92.924  20,000,000 110,000 18.18%   Chase                  0

10f-3 TRANSACTIONS FOR THE PERIOD JUNE 1, 1998 THROUGH AUGUST 31, 1998
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bIssued  Purchased                       Held
Security                  PurchasedPurchasedAssets   Share    Fund Group (000)   By Group Broker(s)              08/31/98
NONE                      01/00/00 0        0.00%    $0.00    0          0       0.00%    0                      0

10f-3 TRANSACTIONS FOR THE PERIOD SEPTEMBER 1, 1998 THROUGH NOVEMBER 30, 1998
                                                              Principal  Total Prin
                                   Principal                  Amount     Amount
                          Date     Amount   % of Fund         Purchased bissued  Purchased                       Held
Security*                 PurchasedPurchasedAssets   Price    Fund Group (000)   By Group Broker(s)              11/30/98
**Telewest Communication  10/28//98$500,000 0.00%    $100.000 $6,000,000 $350,0001.71%    Morgan Stanley         $500,000
**Esat Telecom Group      11/20/98 $500,000 0.00%    $100.000 $9,000,000 $160,0005.63%    First Boston           $500,000

10f-3 TRANSACTIONS FOR THE PERIOD DECEMBER 1, 1998 THROUGH DECEMBER 31, 1998
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bOffered Purchased                       Held
Security*                 PurchasedPurchasedAssets   Share    Fund Group (000)   By Group Broker(s)              08/31/98
None                               0        0.00%    $0.00    0          0       0.00%    0                      0

* Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offered to the public.
**Indicates the puchase of an Eligible Rule 144A Security.
1) Purchases by all Alliance Funds, including the Fund, may not exceed: (a) if purchases in an offering other than an Eligible Rule 144A Offering, 25% of the principle amount of the offering of such class; or (b) if purchased in an Eligible Rule 144A Offering, 25% of the total of (i) the principle amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principle amount of the offering of such class in any concurrent public offering.